Exhibit 99.1

THOMSON REUTERS STREETEVENTS

EDITED TRANSCRIPT

SWHC—Q2 2013 Smith & Wesson Holding Corporation Earnings Conference Call

EVENT DATE/TIME: DECEMBER 06, 2012 / 10:00PM GMT

THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us

© 2012 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. ‘Thomson Reuters’ and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

DECEMBER 06, 2012 / 10:00PM GMT, SWHC - Q2 2013 Smith & Wesson Holding Corporation Earnings Conference Call

CORPORATE PARTICIPANTS

Liz Sharp Smith & Wesson Holding Corp—VP, IR

James Debney Smith & Wesson Holding Corp—President & CEO

Jeff Buchanan Smith & Wesson Holding Corp—CFO

CONFERENCE CALL PARTICIPANTS

Cai von Rumohr Cowen and Company—Analyst

Reed Anderson Northland Securities—Analyst

Jim Barrett CL King & Associates—Analyst

Scott Hamann KeyBanc Capital Markets—Analyst

PRESENTATION

Operator

Good day, ladies and gentlemen, and welcome to the second quarter 2013 Smith & Wesson Holding Corporation earnings conference call. My name is Keith, and I will be your operator for today. At this time, all participants are in a listen-only mode. Later on we are going to conduct a question-and-answer session.

(Operator Instructions)

As a reminder, today’s conference is being recorded for replay purposes.

With that, I would now like to turn the conference over to your host, Miss Elizabeth Sharp, Vice President of Investor Relations. Please, go ahead.

Liz Sharp —Smith & Wesson Holding Corp—VP, IR

Thank you, and good afternoon.

Our comments today may contain predictions, estimates, and other forward-looking statements. Our use of words like anticipate, project, estimate, expect, intend and other similar expressions is intended to identify those forward-looking statements. Forward-looking statements also include statements regarding sales, margins, expenses and earnings for future periods, our product development and strategies, and liquidity and anticipated cash needs and availability.

Our forward-looking statements represent our current judgment about the future, and they are subject to various risks and uncertainties. Risk factors and other considerations that could cause our actual results to be materially different are described in our securities filings, including our Forms 8-K, 10-K, and 10-Q. You can find those documents, as well as a replay of this call, on our website at smith-wesson.com.

Today’s call contains time-sensitive information that is accurate only as of the time, and we assume no obligation to update any forward-looking statements contained herein. Our actual results could differ materially from our statements today.

Before I turn the call over to our President and CEO, James Debney, I have a few important items to note with regard to our comments on today’s call. First, I want to remind everyone that backlog is always cancelable until shipped. Second, we reference non-GAAP adjusted EBITDAS on this call. Note that the reconciliation of non-GAAP adjusted EBITDAS to GAAP net income can be found in our 10-Q and 8-K documents, both of which filed and posted to our website this afternoon. Lastly, you should note that this call references only our continuing operations, in terms of both net income and EPS. For the results of our discontinued operations, the sale of which was completed last quarter, please refer to our 10-Q for the period ending October 31.

Now, I will turn the call over to James.

THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us

© 2012 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. ‘Thomson Reuters’ and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

DECEMBER 06, 2012 / 10:00PM GMT, SWHC - Q2 2013 Smith & Wesson Holding Corporation Earnings Conference Call

James Debney—Smith & Wesson Holding Corp—President & CEO

Good afternoon. Thank you for joining us and for your interest in our Company. With me on the call today is Jeff Buchanan, our Chief Financial Officer. Later in the call, Jeff will provide a recap of our financial performance and an updated outlook.

We are delighted to report that we delivered a knowledge another strong quarter; the third in a row now. These results continue to demonstrate the positive impact of our focus on, and our commitment to, the core firearm business. Strong demand for our portfolio of established and new products, combined with continuing strength in the consumer market for firearms and our expanded production capacity, allowed us to deliver strong operational and financial performance.

With that, let me provide some of the highlights from second quarter, and I will provide further details later in the call. It was another quarter of record revenue. This reflects excellent execution on the part of our operations team and our internal suppliers in bringing additional capacity online. This is especially notable given our annual two-week shutdown that occurred in the second quarter. We achieved a tremendous increase in gross margin by strategically growing our business. The outcome of this included favorable sales mix, the effect of increased production volumes, and improved efficiencies and costs. We also delivered solid growth in net income and earnings per share.

Our recent addition to the M&P pistol family, the M&P Shield, a slim, lightweight firearm designed for concealed carry, remained in very high demand by both consumers and professionals. And, backlog for this product continued to grow. We continued to innovate with the launch of a new addition to the M&P pistol family — a competition optics-ready model called the M&P CORE, a Smith & Wesson Performance Center product that offers professionals and high-end consumers a pistol that accepts a number of red-dot sighting options.

In response to the increasing number of women entering the shooting sports, and in support of our industry, we became the presenting sponsor of the NRA Women’s Network, an organization that caters to this growing consumer segment in the marketplace.

Lastly, we commenced the process to create a more concentrated and efficient distributor network aimed at enhancing our already very strong customer partnerships.

With that, I will ask Jeff to review the financial results.

Jeff Buchanan—Smith & Wesson Holding Corp—CFO

Thanks, James.

Revenue for the quarter was a record $136.6 million. This is an increase over the prior year of $44.3 million, or 48%, and above the high end of our original guidance. Note that this is also a sequential increase in our revenue, despite the fact that in Q2 we had 14% fewer manufacturing days than in Q1 because of our annual August shutdown, plus we have made good progress on increasing our capacity.

Gross margins were 35.5%, as compared with 26.7% last year. The increase of nearly 9 percentage points was helped by a favorable production mix that included increased volumes of our strategically important M&P line, resulting in continued improvement in manufacturing absorption. We are also seeing benefits from the realization of our cost-savings initiatives.

Our operating expenses in the quarter were $21.9 million, or 16% of revenue, versus last year’s $21.2 million, or 22.9% of revenue. Thus, despite increased profit sharing and incentive expenses, we minimized the increases to operating costs in Q2 through company-wide cost-saving efforts, as well as the timing and phasing of certain selling and marketing expenses. We estimate, however, that operating expenses could rise sequentially as much as 10% in Q3 for at least three reasons — a ramp up in the advertising, as we focus on market-share gain; new product launch costs; and our attendance to many industry shows occurring in January. Our operating income percentage for the quarter was 19.5%, versus 3.7% last year, reflecting our increased production volume, higher gross margins and lower operating expense percentage.

Net income in Q2 was $16.4 million, diluted EPS of $0.24, compared with last year’s net income of just under $1 million, which was a diluted EPS of $0.01. Non-GAAP adjusted EBITDAS was $32 million, compared with $10.2 million last year. Our adjusted EBITDAS has been above $30 million for three-consecutive quarters, and our trailing 12-month adjusted EBITDAS is now $114.5 million. For reference, our 12-month trailing net income from continuing operations has grown to $56 million, or in excess of $0.86 per share.

THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us

© 2012 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. ‘Thomson Reuters’ and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

DECEMBER 06, 2012 / 10:00PM GMT, SWHC - Q2 2013 Smith & Wesson Holding Corporation Earnings Conference Call

Now, we will discuss a few balance sheet items. At the end of Q2, we had no borrowings under our credit facility, $44.6 million of 9.5% bonds outstanding, and a cash balance of $61.3 million. This is a higher level of cash than at the beginning of the quarter, despite making an early $8 million payment into our employee profit-sharing plan.

Capital expenditures in Q2 were $9.6 million and for the six-month period were $15.8 million. As we have noted before, our capital expenditures in this fiscal year will approximately double our typical spend. We continue to focus on capacity expansion, as well as make significant investments in the maintenance and health of our infrastructure and systems, particularly in operations and IT. Currently, we believe capital expenditures in fiscal 2013 will be approximately $35 million to $40 million.

Since the close of Q2, our cash position has continued to increase; thus, we recently analyzed our working-capital position, future cash needs, and our strategic outlook. Based upon that analysis, our Board of Directors authorized a stock buyback of up to $20 million. As noted before, we are also willing to repurchase our bonds if they become available at a reasonable price. Although our first focus is investing in our business, we feel that the stock and debt buyback options allow us to quickly respond to any potential changes in market or business conditions.

With that, I will turn the back call back over to James for a discussion of our operational results.

James Debney—Smith & Wesson Holding Corp—President & CEO

Thank you, Jeff.

As I stated earlier, the second quarter demonstrated continuing strength in our core firearm business and in the overall US consumer market for firearms, as measured by adjusted NICS background checks and by ongoing high levels in our backlog.

Now, let me provide some insights into our growth at Smith & Wesson; and here, please note that we exclude Walther from this discussion. As we have said in the past, we are modifying our relationship with Walther to focus solely on our reciprocal manufacturing agreement, beginning in fiscal 2014. As a result, you have seen, and will continue to see, sequential declines in the Walther volumes. This is built into our plans and our financial guidance, going forward.

With that, let’s get back to Smith & Wesson. Smith & Wesson firearm unit sales into the consumer channel increased 48%, for our second quarter, on a year-over-year basis. This compares favorably to unit growth of adjusted mix of 20%, leading us to believe that we not only kept pace with the rapid expansion of the market in Q1, but that we took market share.

In terms of dollars, total sales in our domestic consumer channel during the second quarter were $111 million, which is 49% higher than last year. With over 90% of our net sales derived from the consumer market today, it is clear that our strategy to deliver products that address consumer needs, wants, and desires is delivering excellent results. This is especially apparent in the strong sales growth of our M&P products.

Turning to our professional international channel, where our efforts to satisfy the requirements of these users translates into higher performance products for our consumer channel as well, second-quarter revenue was $15.3 million, an increase of 44.5% over the comparable quarter last year. This growth was due to increased orders of M&P pistols and modern sporting rifles to law enforcement agencies as well and increased international shipments to Canada and Japan.

Our backlog at the end of the quarter — end of October, I beg your pardon, totaled $332.7 million, an increase of $182.8 million, or 122%, compared with the end of the second quarter last year. Sequentially, we saw a decrease of $59.7 million, or 15.2%, compared with the end of the first quarter of fiscal 2013. We believe the sequential decrease is due to our improved ability to address backlog through our increased production capacity, and therefore, our improved ability to ship products, combined with the influence of some seasonality.

Now, I will turn to a discussion of our new product development, marketing, and sales activities. As you know, the firearm industry has experienced extraordinary growth in recent years. We believe that one result of this growth is an expanded and diverse consumer base. This creates an opportunity for us to strengthen our business by continuing to innovate with new firearms that consumers desire by positioning ourselves to better serve our dealers and customers and by broadening our reach in the marketplace.

New product innovation remains an important element of our strategy. In the second quarter, we launched several new firearms from our Performance Center at this year’s National Association of Sporting Goods Wholesalers Show. Our Performance Center creates premium-priced, high-performance firearms designed for competitive shooters, professionals, and more demanding firearm consumers. We expanded our M&P platform with the new M&P CORE pistol. The M&P CORE is optics ready and accepts six different red-dot optics packages. In addition, it delivers a 3.5 to 4.5 pound smooth, crisp trigger pull. It comes in two calibers and two barrel lengths, and it has back straps with aggressive texturing for better grip. The M&P CORE gives users a lot to choose from.

THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us

© 2012 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. ‘Thomson Reuters’ and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

DECEMBER 06, 2012 / 10:00PM GMT, SWHC - Q2 2013 Smith & Wesson Holding Corporation Earnings Conference Call

The Performance Center also rolled out a new Model 41 and two additions to the 1911 family — a Bobtail, designed for concealed carry and offering an enhanced set of features; and a custom model, designed for competitive shooters. Lastly, we will be launching an exciting new project at SHOT Show in January.

As I said earlier, we are positioning ourselves to better serve our dealers; and during the quarter, we took steps to create a more concentrated and efficient distribution network. We began to identify these distributors, that are strategically aligned with our Company, that deliver exceptional market knowledge and customer service, and therefore, able to best serve our dealer base. One of the outcomes of this process will be a smaller and more aligned group of distribution partners to Smith & Wesson. In addition, this process also frees up resources that we can reinvest in important initiatives to help bring us closer to our retailers and consumers. As a consumer-centric company, we remain focused on continuing to build loyalty with the retailer through our Armorers Training and On-The-Hip programs.

In addition, we plan to expand our cooperative advertising program and enhance our in-store branding, in terms of both retail personnel and point-of-sale materials. To support our goal of taking market share, we plan to step up our visibility with the US consumer through incremental advertising and marketing activities. An example is our recently announced sponsorship of a number of NRA activities. We have signed on as the presenting sponsor of the NRA Women’s Network. The Network provides female shooters with events and information, including programs, competitions, clinics, and ranges. Women represent a rapidly growing segment of the firearm market, and our goal is to reach out and support new entrants into the shooting sports.

Now, turning to the new adjusted NICS data, representing purchase-related background checks the retail, NICS checks for Black Friday and the following Saturday were tremendous. Black Friday set an all-time high for any single day. The following Saturday came within the top-10 biggest days ever. For the month of November, NICS increased 38.5%, the highest monthly figure ever. These data points, among others, suggest to us that firearms have now taken their place in the basket of mainstream, durable goods that consumers want to buy on Black Friday.

As we proceed through the balance of fiscal 2013, we intend to further strengthen our core firearm business. We will do this by continuing to aggressively market our M&P brand and platform of products; by continuing to add capacity, both internally and externally; by investing in the latest manufacturing technologies, by seeking operational efficiencies and cost reductions; and by improving the processes we use to operate our Business and distribute products in the marketplace.

With that, I will ask Jeff to provide our financial outlook.

Jeff Buchanan—Smith & Wesson Holding Corp—CFO

Thank you, James.

For the third quarter, we estimate net sales of between $126 million and $131 million, this would represent year-over-year revenue growth of around 30%. As we have noted before, backlog continues to outstrip our capacity, and our estimate takes into account planned holiday shutdowns, the start of the winding down of the Walther business and Hurricane Sandy’s impact to some of our suppliers in November. EPS for the quarter, taking into account the increased sales and marketing expenses I discussed earlier, is estimated to be in the range of $0.19 to $0.21.

For the full year, we are raising our guidance, based on our scheduled capacity increases and the continued demand for our products. We now estimate net sales of between $550 million and $560 million. With our gross margins expected to exceed 36% for the remainder of the year and our operating margins expected to approach 20%, we now estimate our diluted EPS for the year will be between $1 and $1.05. We continue to estimate the full-year tax rate at 37% and our fiscal year-end share count at 67 million.

James?

James Debney—Smith & Wesson Holding Corp—President & CEO

Thanks, Jeff.

With that, Operator, I would like to open up the call for any questions from our analysts.

THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us

© 2012 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. ‘Thomson Reuters’ and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

DECEMBER 06, 2012 / 10:00PM GMT, SWHC - Q2 2013 Smith & Wesson Holding Corporation Earnings Conference Call

QUESTION AND ANSWER

Operator

(Operator Instructions)

Cai von Rumohr, Cowen and Company.

Cai von Rumohr—Cowen and Company—Analyst

Great quarter, guys.

James Debney—Smith & Wesson Holding Corp—President & CEO

Thanks, Cai.

Cai von Rumohr—Cowen and Company—Analyst

James, thanks for your color on Black Friday and Saturday. Could you give us a little more sense — clearly, November was a fabulous month, in terms of where distributor and dealer inventory levels are now? Are you seeing any slowdown after Black Friday or Saturday, or anything abnormal?

James Debney—Smith & Wesson Holding Corp—President & CEO

What I can say is that in the quarter — and, I’ve really got to stay in the quarter, was that, in terms of inventory, there was no exceptional changes at all. Things are fairly stable in that respect. I think people — our distributors and retailers were fairly well positioned to service retail consumer buying activity going forward, except obviously, with the obvious deficiencies with the certain super-hot products such as our M&P Shield.

Cai von Rumohr—Cowen and Company—Analyst

Okay. Based on your guidance for the third quarter, with a 10% uptick in operating expenses, it would seem to imply that gross margins have to be relatively close to where they were in October; and yet, usually, this is a quarter in which you have Christmas shutdowns. Can you give us a little bit more color on gross margins? Is that direct and what is driving that number?

Jeff Buchanan—Smith & Wesson Holding Corp—CFO

Cai, this is Jeff. Yes, as I said, we expect our gross margins to be above 36% now for the rest of the year. What is driving it is the things that I mentioned, which is the higher absorption, good-product mix, cost-saving efforts; those are the main drivers.

Cai von Rumohr—Cowen and Company—Analyst

Okay. Just to clarify, when you say above 36% for the rest of the year, does that mean both Q3 and Q4, or for the second half as a whole?

Jeff Buchanan—Smith & Wesson Holding Corp—CFO

It means for both years, and I should — I mean, for both quarters. And, I should point out that we have about the same number of shutdown days in Q3 as we do in Q2. And then, we had two extra days of loss, productivity loss, because of Hurricane Sandy and suppliers. In Q2, we were at 35.5%, so we just, again, through the product mix and continued efforts on the cost-savings side of the table, we believe that we will be above 36% for the next two quarters.

THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us

© 2012 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. ‘Thomson Reuters’ and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

DECEMBER 06, 2012 / 10:00PM GMT, SWHC - Q2 2013 Smith & Wesson Holding Corporation Earnings Conference Call

Cai von Rumohr—Cowen and Company—Analyst

Terrific. Then last one, operating expenses, you mentioned the 10% uptick Q3 over Q2; last year, you were up like $1.5 million, Q4 over Q3. Is there any obvious pattern in terms of Q4 versus Q3, in terms of op expenses?

Jeff Buchanan—Smith & Wesson Holding Corp—CFO

On Q4 versus Q3, I think those would probably drop a little bit. Q3 tends to be the peak because of all of the shows. We launch a lot of our new products. Last year, we actually launched our new — our Shield in Q4. This year, the product that James alluded to is going to be launched in Q3. So, it kind of depends on product launches, but Q3 is always at least higher than the first half of the year because of the shows.

Cai von Rumohr—Cowen and Company—Analyst

Okay. One last one — I can’t resist. Your longer-term goal was to get to an operating margin of 20% to 22%, looks like you’re there. Do we change the goals, or is that as good as it gets?

Jeff Buchanan—Smith & Wesson Holding Corp—CFO

Well, it says 20% to 22%, so I still have 2 percentage points to go.

Cai von Rumohr—Cowen and Company—Analyst

Okay, terrific. Thank you very much.

Operator

Reed Anderson, Northland Securities.

Reed Anderson—Northland Securities—Analyst

Good afternoon, and let me also add my congratulations.

James Debney—Smith & Wesson Holding Corp—President & CEO

Thanks, Reed.

Reed Anderson—Northland Securities—Analyst

A couple questions — first of all, James, could you give a little more of the — you give the color, sometimes, of handguns, modern sporting rifles. Can we get a little bit of that detail?

James Debney—Smith & Wesson Holding Corp—President & CEO

In terms of growth, you mean, Reed?

THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us

© 2012 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. ‘Thomson Reuters’ and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

DECEMBER 06, 2012 / 10:00PM GMT, SWHC - Q2 2013 Smith & Wesson Holding Corporation Earnings Conference Call

Reed Anderson—Northland Securities—Analyst

Growth, or just the dollars, whatever you want to give. It is nice to have to see how the mix broke out a little bit.

James Debney—Smith & Wesson Holding Corp—President & CEO

Yes, it’s all in the 10-Q, in terms of the detail.

Jeff Buchanan—Smith & Wesson Holding Corp—CFO

But if you want, I’ll read it off right now —

Reed Anderson—Northland Securities—Analyst

Yes, like handguns and modern sporting, I guess, if you could just give those, that would be great.

Jeff Buchanan—Smith & Wesson Holding Corp—CFO

Okay, sure. Handguns were $71.8 million, modern sporting rifles were $31.4 million, the quarter-over-quarter increase in handguns was 34.5%, and the quarter-over-quarter increase in MSRs was almost 120%.

Reed Anderson—Northland Securities—Analyst

Okay, thank you for that, and I will look the rest up.

So, couple of questions — one is, on the sales piece and given what we have seen in November with NICS — and, I’m sure that some people have speculated about the impact of election. But I guess, one thing I am sensing, James, from being out there and in purchasing product and seeing consumers is, I actually feel like there’s actually some headroom for pricing here. We went through this period, one year ago, we kind of rationalized your pricing. You set that, and then demand picked up, and people really got into the product side of it.

It seems, in my mind, we have got a little bit of a tailwind now. I’m curious if you agree with that, and if that is something we might see play out in some of the new product coming in the next 6 to 12 months?

James Debney—Smith & Wesson Holding Corp—President & CEO

I would agree, with the market expansion that we have experienced, we have had somewhat of a tailwind. But, I think you have to take a step back and look at consumer purchasing behavior. They are very selective with the products they are seeking to buy, and new product introductions remain key to our future revenues, as does the smart and intelligent marketing of our existing, high-value product portfolio.

In terms of pricing, it is difficult to speculate there, but one thing I will say is that it is a highly competitive environment. It’s pretty crowded, whether you talk about handguns or long guns, many good brands occupying those spaces. We just keep a very, very close eye on competitive pricing and how we stack up against that at retail because, as you quite rightly pointed out, we made a huge investment in our strategic price repositioning of certain key strategic products some years ago.

Reed Anderson—Northland Securities—Analyst

All right, that’s fine.

THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us

© 2012 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. ‘Thomson Reuters’ and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

DECEMBER 06, 2012 / 10:00PM GMT, SWHC - Q2 2013 Smith & Wesson Holding Corporation Earnings Conference Call

Another question I have, related to that and your comment talking about ramping up marketing, you are going to have a little more co op, sounds like that’s obviously third quarter — maybe a little more color there, James. Is it going to be — you had some success, I think, like with the Shield doing what you typically would not have done in the past — social, or however you want to look at it. How was the quality, or the delivery, or however you want to look at it, changing or evolving for you today to get to the customer?

James Debney—Smith & Wesson Holding Corp—President & CEO

I think something that we have recognized and we have been leveraging is what you can do in store with the retailer, both in terms of the physical space that they have, but with the sales associate, as well.

A good example has been our ongoing Armorers Training and the On-The-Hip program, where we offer a certified M&P pistol armorer to buy a pistol at a highly discounted price. So, we feel that’s worked very [hard] and helped us connect with the consumer much more strongly than before, and we are looking at ways that we can enhance that activity with those sales associates and we have some good ideas.

Also, we are going from more of your traditional, let’s say, print media towards, how do we use social media? And, back to the store, the retail, the independent dealers, how do we help them merchandise their stores as well? So, combined together, all raises consumer awareness of our products, in particular, our M&P brand and platform.

Reed Anderson—Northland Securities—Analyst

That is helpful, thank you.

One last one, on the backlog, you gave good color, and I think that makes a lot of sense. But essentially, I guess the message is that you are starting to see some normalization, if you will, from your customers. They understand, now, you can deliver a little bit better, scheduling is there, maybe their visibility is better, so we are going to kind of see that normalize. I guess the question is, still though, backlog typically is going to bottom in the third quarter and peak in the fourth quarter, any reason to think that relationship does not still hold?

James Debney—Smith & Wesson Holding Corp—President & CEO

I don’t really see any reasons, but it really is speculation. Once backlog gets to such a high level, it is really difficult to predict where it will go next. I have had many conversations with our distribution partners, and they openly say — I don’t need to order any more, do I? What’s the point of ordering any more, I have a significant amount on order already. So, we closely monitor that. We work with them very, very closely, look at the mix that they have on order to make sure that they are well set for future shipments.

Going back to what you are saying, I don’t know where it will go, but I will say is we are entering show season. We will be at SHOT launching new products, we will be with our distributor partners at their dealer shows, where we will be facilitating the order intake process with the dealers to the distributor, so there will be a lot of activity around incoming orders, I have no doubt about that. How that will translate to our backlog number, I really do not know yet. It is a wait and see.

Reed Anderson—Northland Securities—Analyst

Thanks very much for the info. Best of luck, guys, talk to you soon.

James Debney—Smith & Wesson Holding Corp—President & CEO

Thanks, Reed.

Operator

Jim Barrett, CL King & Associates.

THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us

© 2012 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. ‘Thomson Reuters’ and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

DECEMBER 06, 2012 / 10:00PM GMT, SWHC - Q2 2013 Smith & Wesson Holding Corporation Earnings Conference Call

Jim Barrett—CL King & Associates—Analyst

James, could you comment — with annual sales of $550 million to $560 million expected this year, with your planned capital expenditures, can you give us a sense of how much additional capacity the firm will have? I assume some of this capital spending will not automatically stop at year end, should we assume that it continues at these levels through calendar ‘13?

James Debney—Smith & Wesson Holding Corp—President & CEO

What I can say — it’s difficult to give you — obviously, talk about our capacity increases in detail, and let’s not forget the way that we are laying down our capacity is both internal, which requires capital investment from us, but external, by working with certain strategic suppliers. So, we can really move between the two, the internal and the external, to really flex how much capital we need to invest, going forward, to meet the levels of production that we feel we need. Certainly, we will continue to use capital to retire assets, increase our flexibility, increase our base capacity for sure, more importantly, to facilitate and support the new product launches that we have planned over the next 36 months.

Jim Barrett—CL King & Associates—Analyst

Okay. And then, Jeff, this may be a question for you. Given your share repurchase announcement, assuming the share price stays in the current range, there is no change in market trends, there’s no unanticipated calls on your cash, should we assume that share repurchase is completed by year end?

Jeff Buchanan—Smith & Wesson Holding Corp—CFO

I am not going to really comment on the pricing. The share repurchase goes until, actually, June 30, and it depends on a variety of things that happen from day to day, including availability of our debt, the pricing of the stock, and as we do a continuous analysis of our, basically, working capital and strategic needs over the course of the next two years. But, it certainly is an option, and I intend to be in the market over the course of the stock buyback period.

Jim Barrett—CL King & Associates—Analyst

Okay. Thank you, both, very much.

Operator

(Operator Instructions)

Scott Hamann, KeyBanc Capital Markets.

Scott Hamann—KeyBanc Capital Markets—Analyst

Just a few questions here. Number one, can you give us the retail POS breakdown of the tactical rifles versus the handguns for the quarter?

James Debney—Smith & Wesson Holding Corp—President & CEO

We can’t give you POS. We can talk about our outgoing sales.

Scott Hamann—KeyBanc Capital Markets—Analyst

Okay. You gave it to us last quarter just for those two segments — the 48% broken down by those two categories.

THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us

© 2012 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. ‘Thomson Reuters’ and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

DECEMBER 06, 2012 / 10:00PM GMT, SWHC - Q2 2013 Smith & Wesson Holding Corporation Earnings Conference Call

Jeff Buchanan—Smith & Wesson Holding Corp—CFO

Right, so what — as I mentioned earlier — did you ask for the share, or did you ask for the dollars?

Scott Hamann—KeyBanc Capital Markets—Analyst

No, your retail unit sales.

Jeff Buchanan—Smith & Wesson Holding Corp—CFO

We don’t give retail unit sales — I don’t think we’ve ever given retail unit sales, and we actually don’t give unit sales of our product. We give dollars sales, and we give consumer unit sales versus LE and professional.

Scott Hamann—KeyBanc Capital Markets—Analyst

Right, that’s what I am talking about, the 48% that you compared to the 20% NICS.

Jeff Buchanan—Smith & Wesson Holding Corp—CFO

Right, we haven’t ever broken that —

Scott Hamann—KeyBanc Capital Markets—Analyst

Okay.

Jeff Buchanan—Smith & Wesson Holding Corp—CFO

Okay, thanks.

Scott Hamann—KeyBanc Capital Markets—Analyst

Secondly, can you talk about the sequential increase in throughput that you had during the second quarter from the first quarter?

Jeff Buchanan—Smith & Wesson Holding Corp—CFO

Are you talking about in capacity, I mean, in —

James Debney—Smith & Wesson Holding Corp—President & CEO

I think it speaks for itself, Scott, what we managed to achieve, given there was a two-week shutdown in Q2. So, if you just look in terms of days available to manufacture product —

Jeff Buchanan—Smith & Wesson Holding Corp—CFO

It is 14% down.

THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us

© 2012 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. ‘Thomson Reuters’ and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

DECEMBER 06, 2012 / 10:00PM GMT, SWHC - Q2 2013 Smith & Wesson Holding Corporation Earnings Conference Call

Scott Hamann—KeyBanc Capital Markets—Analyst

Okay. And, in term of some of the capacity that’s coming on — I think you, last quarter, talked about having flat expectations for this quarter over first quarter and then third quarter over second quarter. Is that still the same dynamic, or do you expect to see a little bit more modest increase sequentially?

Jeff Buchanan—Smith & Wesson Holding Corp—CFO

Well, as our forecast for Q3 was $126 million to $131 million, so that means it would be down a few percentage points. I think we mentioned that the reduction of the ongoing Walther business, Hurricane Sandy, and a few other things, that we are still, in essence, producing at full capacity in Q3.

James Debney—Smith & Wesson Holding Corp—President & CEO

Sure, coming off the hunting season, for example, Scott, as well.

Scott Hamann—KeyBanc Capital Markets—Analyst

Right.

James Debney—Smith & Wesson Holding Corp—President & CEO

Everything on a go-forward basis is, as Jeff said, is built into our guidance.

Scott Hamann—KeyBanc Capital Markets—Analyst

Okay. And then, I know you talked a little bit about inventory levels, and we know that people were taking product ahead of the election, the fall season. I’m curious, based on your discussions with some of the retailers and distributors, how they are thinking about inventory and ordering going into calendar year ‘13?

James Debney—Smith & Wesson Holding Corp—President & CEO

They are looking forward to the normal show season that takes place on an annual basis. There’s nothing different about the way they are operating their business or the way we are operating our business.

Scott Hamann—KeyBanc Capital Markets—Analyst

So, they are fairly upbeat regarding expectations for retail demand and where they are with inventory?

James Debney—Smith & Wesson Holding Corp—President & CEO

I think that they are the same pretty much as they have been. I’m sure you talk to them, as well, Scott. You can hear it directly.

Scott Hamann—KeyBanc Capital Markets—Analyst

Right, okay, and just a question on the ordering. How have orders been trending for you guys in the last several months? I’m trying to run some numbers here relative to the backlog, and I’m curious — I think you had talked last time, kind of coming out of the election period, about an element of cancellation in orders, and I’m wondering what percentage of that sequential decline in backlog may have been a function of cancellation of orders, if any? Are you talking about the election back in ‘08? Correct.

THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us

© 2012 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. ‘Thomson Reuters’ and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

DECEMBER 06, 2012 / 10:00PM GMT, SWHC - Q2 2013 Smith & Wesson Holding Corporation Earnings Conference Call

James Debney—Smith & Wesson Holding Corp—President & CEO

Okay. I, myself, was obviously not here then, so really cannot comment, I would just be speculating. So, let’s keep it to —

Scott Hamann—KeyBanc Capital Markets—Analyst

Okay. What percentage of the sequential decline in backlog this quarter was tied to order cancellations?

James Debney—Smith & Wesson Holding Corp—President & CEO

I am not aware of any cancellations.

Scott Hamann—KeyBanc Capital Markets—Analyst

Okay. A final question for Jeff, what level of buyback is contemplated in your updated fiscal year ‘13 guidance?

Jeff Buchanan—Smith & Wesson Holding Corp—CFO

None. If I bought back all of the shares, as you know, it would be a 2% to 4% anti-dilutive impact.

Scott Hamann—KeyBanc Capital Markets—Analyst

Right, but you said you were going to be in the market, in response to the last question, but you are saying that none of that — that 2% to 4% accretion is not in the current $1 to $1.05?

Jeff Buchanan—Smith & Wesson Holding Corp—CFO

That is correct.

Scott Hamann—KeyBanc Capital Markets—Analyst

Okay.

Jeff Buchanan—Smith & Wesson Holding Corp—CFO

This is based on the 67 million shares.

Scott Hamann—KeyBanc Capital Markets—Analyst

Got it. Thanks a lot.

THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us

© 2012 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. ‘Thomson Reuters’ and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

DECEMBER 06, 2012 / 10:00PM GMT, SWHC - Q2 2013 Smith & Wesson Holding Corporation Earnings Conference Call

Operator

Cai von Rumohr, Cowen and Company.

Cai von Rumohr—Cowen and Company—Analyst

James, you mentioned a new product at SHOT Show, is this likely to be significant on the order of Shield? And if so, are you going to expect to be able to ship this beginning in February-March so that it would impact the fourth quarter?

James Debney—Smith & Wesson Holding Corp—President & CEO

Difficult for me to give you any color on that, Cai, because the marketing team would kill me. What I can say is that we have demonstrated how to handle significant product launches, so I think you can safely assume the same level of effort, energy, and work will go into this product launch, as we did with the Shield.

Cai von Rumohr—Cowen and Company—Analyst

Okay, but I mean, the fact that you called that out, I assume it is more than just another version of the 1911 or something like that. Is that a fair assumption?

James Debney—Smith & Wesson Holding Corp—President & CEO

It is very exciting.

Cai von Rumohr—Cowen and Company—Analyst

Okay. Housekeeping, can you give us a rough sense as to where you expect your depreciation and amortization for the year and maybe a range on free cash flow?

Jeff Buchanan—Smith & Wesson Holding Corp—CFO

Yes, depreciation and amortization, this year, has been running around $4 million a quarter. Historically, it has been $14 million to $15 million. I think last time I said it’s going to move up into the $15-million to $17-million range. Right now, we are on track for $16 million. We could do — the fourth quarter could have a bit more, as we have — our methodology, a lot of the depreciation falls in that quarter because we have 0.5 year [conventioned]. So, $16 million, $17 million in this fiscal year.

Cai von Rumohr—Cowen and Company—Analyst

Okay. And cash flow, a range in that, for the year, free cash flow?

Jeff Buchanan—Smith & Wesson Holding Corp—CFO

Free cash flow, we haven’t — I commented on. I did — about the only thing I can say is, repeat that our cash has continued to increase since the beginning of this quarter. We are fairly confident about our cash position, which is one of the reasons that we started with the stock buyback.

Cai von Rumohr—Cowen and Company—Analyst

And, maybe give us a little color — I think last year, you had mentioned the profit share, which is in your op expenses, and that basically, it tends to peak out at a certain level so that if you go over a certain level, do you get more profit falls to the bottom line? Can you give us any color on that?

THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us

© 2012 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. ‘Thomson Reuters’ and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

DECEMBER 06, 2012 / 10:00PM GMT, SWHC - Q2 2013 Smith & Wesson Holding Corporation Earnings Conference Call

Jeff Buchanan—Smith & Wesson Holding Corp—CFO

Yes, it’s because — so, the profit sharing, it does peak out at a certain level, based on — it is a percentage of the employee’s compensation, or it is 15% of operating income. So, as our employee base grows, then it becomes less of a percentage of operating income because it is peaking out for each employee. The answer is we are — we have maxed out on that and will continue — then that, as a percentage of our revenue, will decline.

Cai von Rumohr—Cowen and Company—Analyst

Okay, but it was a factor in the first and second quarter?

Jeff Buchanan—Smith & Wesson Holding Corp—CFO

Yes, it has been a factor.

Cai von Rumohr—Cowen and Company—Analyst

Terrific. Thank you very much.

Operator

(Operator Instructions)

Scott Hamann, KeyBanc Capital Markets.

Scott Hamann—KeyBanc Capital Markets—Analyst

Just a quick one, Jeff, in terms of the different — you highlighted mix as being a benefit to gross margin, here, over the last several quarters, and I know you don’t like to talk about specific margins by category. But, is there any way you could give us your ranking of the — in terms of gross margin profitability among some of the larger product categories?

Jeff Buchanan—Smith & Wesson Holding Corp—CFO

We have never given a ranking of product categories. If you remember, a few quarters ago, I gave a ranking of channels and that Walther was the lowest. I guess, if Walther was the lowest, as we continue to decline on the Walther business, that would positively impact margins. Product mix, it can be interpreted two different ways — it could be as a favorable mix; it could also be higher volume in a product getting better absorption.

Scott Hamann—KeyBanc Capital Markets—Analyst

Okay —

Jeff Buchanan—Smith & Wesson Holding Corp—CFO

Unfortunately, we just — there’s too much competitive information.

Scott Hamann—KeyBanc Capital Markets—Analyst

Okay. And, on this warranty expense reversal you had in the quarter, when was that originally accrued? I can’t remember.

THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us

© 2012 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. ‘Thomson Reuters’ and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

DECEMBER 06, 2012 / 10:00PM GMT, SWHC - Q2 2013 Smith & Wesson Holding Corporation Earnings Conference Call

Jeff Buchanan—Smith & Wesson Holding Corp—CFO

It was about one year ago.

Scott Hamann—KeyBanc Capital Markets—Analyst

Okay. Was that in your — was this reversal in your guidance before this quarter? Was that anticipated, I guess?

Jeff Buchanan—Smith & Wesson Holding Corp—CFO

Yes, we (multiple speakers), yes.

Scott Hamann—KeyBanc Capital Markets—Analyst

Okay. And then, did I hear you right, the CapEx was going up about $5 million from where you had talked about last quarter?

Jeff Buchanan—Smith & Wesson Holding Corp—CFO

That’s correct.

Scott Hamann—KeyBanc Capital Markets—Analyst

What is that — is that tied to any particular initiative, or —?

Jeff Buchanan—Smith & Wesson Holding Corp—CFO

Our CapEx is focused on — about 0.5 of it is capacity increases. We are doing an ERP implementation, so it is probably more of a fine point on when we are actually spending the dollars.

Scott Hamann—KeyBanc Capital Markets—Analyst

Okay, thank you.

Operator

That is all the time we have for questions today. I would like to turn the call back over to management for some closing remarks.

James Debney—Smith & Wesson Holding Corp—President & CEO

Thank you, Operator.

Thanks, everyone, for joining us today. We look forward to seeing some of you at the Wedbush Conference, in New York City, next week on December 12. We wish you all a safe and happy holiday season, and we look forward to speaking with you next quarter. Thank you.

THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us

© 2012 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. ‘Thomson Reuters’ and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

DECEMBER 06, 2012 / 10:00PM GMT, SWHC - Q2 2013 Smith & Wesson Holding Corporation Earnings Conference Call

Operator

Ladies and gentlemen, that will conclude today’s conference. Thank you very much for joining us, and you may now disconnect. Have a great day, everyone.

DISCLAIMER

Thomson Reuters reserves the right to make changes to documents, content, or other information on this web site without obligation to notify any person of such changes.

In the conference calls upon which Event Transcripts are based, companies may make projections or other forward-looking statements regarding a variety of items. Such forward-looking statements are based upon current expectations and involve risks and uncertainties. Actual results may differ materially from those stated in any forward-looking statement based on a number of important factors and risks, which are more specifically identified in the companies’ most recent SEC filings. Although the companies may indicate and believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate or incorrect and, therefore, there can be no assurance that the results contemplated in the forward-looking statements will be realized.

THE INFORMATION CONTAINED IN EVENT TRANSCRIPTS IS A TEXTUAL REPRESENTATION OF THE APPLICABLE COMPANY’S CONFERENCE CALL AND WHILE EFFORTS ARE MADE TO PROVIDE AN ACCURATE TRANSCRIPTION, THERE MAY BE MATERIAL ERRORS, OMISSIONS, OR INACCURACIES IN THE REPORTING OF THE SUBSTANCE OF THE CONFERENCE CALLS. IN NO WAY DOES THOMSON REUTERS OR THE APPLICABLE COMPANY ASSUME ANY RESPONSIBILITY FOR ANY INVESTMENT OR OTHER DECISIONS MADE BASED UPON THE INFORMATION PROVIDED ON THIS WEB SITE OR IN ANY EVENT TRANSCRIPT. USERS ARE ADVISED TO REVIEW THE APPLICABLE COMPANY’S CONFERENCE CALL ITSELF AND THE APPLICABLE COMPANY’S SEC FILINGS BEFORE MAKING ANY INVESTMENT OR OTHER DECISIONS.

© 2012 Thomson Reuters. All Rights Reserved.

THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us

© 2012 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. ‘Thomson Reuters’ and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.